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                                                                       EXHIBIT i


                                 James H. Ellis
                                 Attorney at Law
                                 36 Butler Road
                            Scarsdale, New York 10583
                                 (914) 725-0349


August 28, 2002


Bridgeway Fund, Inc.
5615 Kirby Drive, Suite 518                                     Re: 33-72416
Houston, Texas  77005                                               811-8200


Ladies and Gentlemen,

         This opinion is being delivered to you in connection with the above registration statement on Form N-1A under the Securities Act of 1933, as amended, under which you have registered an indefinite number of shares of beneficial interest, par value $.001 per share, pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended. In particular, this opinion relates to the sale of shares both in the fiscal year ended June 30, 2002 and prospectively to the shares that may be sold during the fiscal year ending June 30, 2003 (the "shares").

         We have made such inquiry of your officers, directors and auditors and have examined such corporate documents, records and certificates and other documents and which questions of law as we have deemed necessary for the purposes of this opinion including the Maryland General Corporation Law. In rendering this opinion we have relied as to all questions of fact material to this opinion, upon certificates of public officials and the statements of your officers, and have assumed, with your approval, that the signatures on all documents examined by us are genuine, which fact we have not independently verified. I am a member of the bar of the State of New York, and have not consulted Maryland counsel in connection with this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the shares were legally and validly issued, fully paid and nonassessable, and that management fully expects to comply with the federal and state registration requirements regarding shares to be issued during the fiscal 2003 year ending June 30.

         We hereby consent to your including this opinion as an exhibit in the forthcoming filing of the fund's post effective amendment no. 13. In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the securities act of 1933, as amended, or the rules and regulations of the securities and exchange commission thereunder.

                                                  Sincerely Yours,

                                                  /s/ JAMES H. ELLIS

                                                  James H. Ellis